Exhibit Number 99.1

Investor Contact:	W. Larry Cash Executive Vice President and Chief Financial Officer (615) 465-7000
COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES
FOURTH QUARTER 2009 RESULTS WITH NET OPERATING REVENUES OF $3.1 BILLION

     FRANKLIN, TENN. (February 17, 2010) — Community Health Systems, Inc. (NYSE: CYH) today announced financial and operating results for the fourth quarter and year ended December 31, 2009.
     Net operating revenues for the three months ended December 31, 2009, totaled $3.1 billion, an 11.1 percent increase compared with $2.8 billion for the same period in 2008. Income from continuing operations increased to $84.1 million for the three months ended December 31, 2009, compared with $62.0 million for the same period in 2008. Income from continuing operations attributable to Community Health Systems, Inc. common stockholders increased to $0.70 per share (diluted), on 92.7 million weighted average shares outstanding for the three months ended December 31, 2009, compared with $0.57 per share (diluted), on 91.8 million weighted average shares outstanding for the same period in 2008. Net income attributable to Community Health Systems, Inc. increased 8.7 percent to $65.1 million, or $0.70 per share (diluted), for the three months ended December 31, 2009, compared with $59.9 million, or $0.65 per share (diluted), for the same period in 2008.
     Adjusted EBITDA for the three months ended December 31, 2009, was $434.4 million, compared with $389.6 million for the same period in 2008, representing an 11.5 percent increase. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, gain/loss from early extinguishment of debt and net income attributable to noncontrolling interests. The Company uses adjusted EBITDA as a measure of liquidity. Net cash provided by operating activities for the three months ended December 31, 2009, was $175.7 million, compared with $372.2 million for the same period in 2008.
     The consolidated financial results for the three months ended December 31, 2009, reflect a 4.0 percent increase in total admissions compared with the prior year period. This increase was due primarily to acquisitions during the past twelve months. On a same-store basis, admissions decreased 0.5 percent and adjusted admissions increased 1.6 percent, compared with the same period in 2008. On a same-store basis, net operating revenues increased 7.3 percent, compared with the same period in 2008.
     Net operating revenues for the twelve months ended December 31, 2009, totaled $12.1 billion, a 10.9 percent increase compared with $10.9 billion for the same period in 2008. Income from continuing operations increased to $304.8 million for the twelve months ended December 31, 2009, compared with $233.7 million for the same period in 2008. Income from continuing operations attributable to Community Health Systems, Inc. common stockholders increased to $2.64 per share (diluted), on 91.5 million weighted average shares outstanding for the twelve months ended December 31, 2009, compared with $2.11 per share (diluted), on 94.3 million weighted average shares outstanding for the same period in 2008. Net income attributable to Community Health Systems, Inc. was $243.1 million, or $2.66 per share (diluted), for the twelve months ended December 31, 2009, compared with $218.3 million, or $2.32 per share (diluted), for the same period in 2008.
     Adjusted EBITDA for the year ended December 31, 2009, was $1.7 billion, compared with $1.5 billion for the same period in 2008, representing a 10.4 percent increase. Net cash provided by operating activities for the year ended December 31, 2009, was $1.1 billion, compared with $1.1 billion for the same period in 2008.
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CYH Announces Fourth Quarter 2009 Results

February 17, 2010
     The consolidated financial results for the year ended December 31, 2009, reflect a 3.6 percent increase in total admissions compared with the year ended December 31, 2008. This increase was due primarily to acquisitions during the past twelve months. On a same-store basis, admissions decreased 1.5 percent and adjusted admissions increased 0.7 percent, compared with the same period in 2008. On a same-store basis, net operating revenues increased 5.9 percent, compared with the same period in 2008.
     On January 4, 2010, the Company announced that a subsidiary had closed on its transaction with Rockwood Clinic, P.S., a multi-specialty clinic with 32 locations across the Inland Northwest region of Eastern Washington State and Western Idaho effective December 31, 2009.
     Commenting on the results, Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc., stated, “We are very pleased to report another successful year for Community Health Systems. Our financial and operating performance for the fourth quarter 2009 reflects our proven ability to deliver consistent quarterly results, even in the face of a challenging economy. We ended the year with record consolidated revenues of over $12.1 billion, up eleven percent over the previous year. Our results also reflect the continued success of our centralized operating strategy as evidenced by favorable annual same-store revenue growth and solid margin expansion. We have continued to focus on improving the performance at the individual hospital level in all of our markets, especially at our more recently acquired facilities.
     “As we look ahead to 2010, we see additional opportunities for continued growth for Community Health Systems,” added Smith. “As a national hospital operator, our geographically diverse portfolio has always been one of our strengths, especially in an uncertain economic environment. Our hospitals have strong positions in each of their respective markets and no one state represents a disproportionate percentage of our revenues or admissions. We remain focused on the fundamentals of our business and believe our proven success in enhancing essential healthcare services, driving efficiencies, and recruiting and retaining qualified physicians in our markets will continue to support our long term growth strategies.”
     Included on pages 13, 14 and 15 of this press release are tables setting forth the Company’s updated 2010 guidance. This guidance reaffirms the Company’s previous annual earnings guidance provided on October 28, 2009, as modified to reflect certain changes as detailed in the guidance assumptions.
     Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is the largest publicly-traded hospital company in the United States and a leading operator of general acute care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 122 hospitals in 29 states with an aggregate of approximately 18,000 licensed beds. Its hospitals offer a broad range of inpatient and surgical services, outpatient treatment and skilled nursing care. In addition, through its QHR subsidiary, the Company provides management and consulting services to over 150 independent non-affiliated general acute care hospitals located throughout the United States. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”
     Community Health Systems, Inc. will hold a conference call to discuss this press release on Thursday, February 18, 2010, at 10:30 a.m. Central, 11:30 a.m. Eastern. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net, or at www.earnings.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue through March 18, 2010. Copies of the Company’s Form 8-K (including this press release) and conference call slide show are available on the Company’s website at www.chs.net.
     Statements contained in this news release regarding expected operating results, acquisition transactions or divestitures and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
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CYH Announces Fourth Quarter 2009 Results

February 17, 2010
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Financial Highlights (a)(b)(c)(d)
($ in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net operating revenues	$3,091,146	$2,781,078	$12,107,613	$10,919,095
Adjusted EBITDA (e)	$434,421	$389,635	$1,671,397	$1,513,329
Income from continuing operations (f)(g)(h)(i)	$84,126	$61,973	$304,805	$233,727
Net income attributable to Community Health Systems, Inc.	$65,088	$59,900	$243,150	$218,304

Income from continuing operations attributable to Community Health Systems, Inc. common stockholders per share:
Basic (a)	$0.71	$0.57	$2.67	$2.13
Diluted (a)	$0.70	$0.57	$2.64	$2.11
Net income attributable to Community Health Systems, Inc. common stockholders per share:
Basic	$0.71	$0.65	$2.68	$2.34
Diluted	$0.70	$0.65	$2.66	$2.32
Weighted-average number of shares outstanding:
Basic (j)	91,178	91,515	90,615	93,372
Diluted (j)	92,699	91,833	91,517	94,289

Net cash provided by operating activities	$175,669	$372,225	$1,076,429	$1,056,581

For footnotes, see pages 10, 11 and 12.
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CYH Announces Fourth Quarter 2009 Results

February 17, 2010
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income (a)(b)(c)(d)
($ in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31,
	2009		2008
		% of Net		% of Net
		Operating		Operating
	Amount	Revenue	Amount	Revenue
Net operating revenues	$3,091,146	100.0%	$2,781,078	100.0%

Operating costs and expenses:
Salaries and benefits	1,228,063	39.7%	1,112,377	40.0%
Provision for bad debts	381,720	12.3%	319,376	11.5%
Supplies	431,780	14.0%	392,156	14.1%
Other operating expenses	557,061	18.1%	521,838	18.8%
Rent	62,921	2.0%	55,681	2.0%
Depreciation and amortization	144,645	4.7%	125,873	4.5%

Total operating costs and expenses	2,806,190	90.8%	2,527,301	90.9%

Income from operations (h)	284,956	9.2%	253,777	9.1%
Interest expense, net	161,755	5.2%	167,632	6.0%
Gain from early extinguishment of debt	—	0.0%	(3,853)	-0.1%
Equity in earnings of unconsolidated affiliates	(4,820)	-0.2%	(9,985)	-0.4%
Impairment of long-lived and other assets (i)	12,477	0.5%	5,000	0.2%

Income from continuing operations before income taxes	115,544	3.7%	94,983	3.4%
Provision for income taxes (i)	31,418	1.0%	33,010	1.2%

Income from continuing operations (h)(i)	84,126	2.7%	61,973	2.2%

Discontinued operations, net of taxes (d):
Income from operations of hospitals sold and hospitals held for sale (g)	—	—	8,383	0.3%
(Loss) gain on sale of hospitals, net	—	—	—	0.0%

Income from discontinued operations	—	—	8,383	0.3%

Net income	84,126	2.7%	70,356	2.5%
Less: Net income attributable to noncontrolling interests (a)	19,038	0.6%	10,456	0.3%

Net income attributable to Community Health Systems, Inc.	$65,088	2.1%	$59,900	2.2%

Income from continuing operations attributable to Community Health Systems, Inc. common stockholders per share (a):
Basic	$0.71		$0.57

Diluted	$0.70		$0.57

Discontinued operations attributable to Community Health Systems, Inc. common stockholders per share (a):
Basic	$0.00		$0.09

Diluted	$0.00		$0.08

Net income attributable to Community Health Systems, Inc. common stockholders per share (a)(k):
Basic	$0.71		$0.65

Diluted	$0.70		$0.65

Weighted-average number of shares outstanding (j):
Basic	91,178		91,515

Diluted	92,699		91,833

For footnotes, see pages 10, 11 and 12.
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CYH Announces Fourth Quarter 2009 Results

February 17, 2010
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income (a)(b)(c)(d)
($ in thousands, except per share amounts)
(Unaudited)

	Year Ended
	December 31,
	2009		2008
		% of Net		% of Net
		Operating		Operating
	Amount	Revenue	Amount	Revenue
Net operating revenues	$12,107,613	100.0%	$10,919,095	100.0%

Operating costs and expenses:
Salaries and benefits	4,842,330	40.0%	4,367,664	40.0%
Provision for bad debts	1,460,307	12.1%	1,218,612	11.2%
Supplies	1,685,493	13.9%	1,531,376	14.0%
Other operating expenses	2,237,475	18.5%	2,099,010	19.2%
Rent	247,132	2.0%	231,167	2.1%
Depreciation and amortization	566,211	4.7%	499,386	4.6%

Total operating costs and expenses	11,038,948	91.2%	9,947,215	91.1%

Income from operations (h)	1,068,665	8.8%	971,880	8.9%
Interest expense, net	648,964	5.4%	652,468	6.0%
Gain from early extinguishment of debt	(2,385)	0.0%	(2,525)	0.0%
Equity in earnings of unconsolidated affiliates	(36,521)	-0.3%	(42,063)	-0.4%
Impairment of long-lived and other assets (i)	12,477	0.0%	5,000	0.0%

Income from continuing operations before income taxes	446,130	3.7%	359,000	3.3%
Provision for income taxes (i)	141,325	1.2%	125,273	1.2%

Income from continuing operations (f)(h)(i)	304,805	2.5%	233,727	2.1%

Discontinued operations, net of taxes (d):
Income from operations of hospitals sold and hospitals held for sale (g)	1,977	0.0%	9,427	0.1%
(Loss) gain on sale of hospitals, net	(405)	0.0%	9,580	0.1%

Income from discontinued operations	1,572	0.0%	19,007	0.2%

Net income	306,377	2.5%	252,734	2.3%
Less: Net income attributable to noncontrolling interests (a)	63,227	0.5%	34,430	0.3%

Net income attributable to Community Health Systems, Inc.	$243,150	2.0%	$218,304	2.0%

Income from continuing operations attributable to Community Health Systems, Inc. common stockholders per share (a):
Basic	$2.67		$2.13

Diluted	$2.64		$2.11

Discontinued operations attributable to Community Health Systems, Inc. common stockholders per share (a):
Basic	$0.01		$0.21

Diluted	$0.01		$0.21

Net income attributable to Community Health Systems, Inc. common stockholders per share (a)(k):
Basic	$2.68		$2.34

Diluted	$2.66		$2.32

Weighted-average number of shares outstanding (j):
Basic	90,615		93,372

Diluted	91,517		94,289

For footnotes, see pages 10, 11 and 12.
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CYH Announces Fourth Quarter 2009 Results

February 17, 2010
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (b)(c)(d)
($ in thousands)
(Unaudited)

	For the Three Months Ended December 31,
	Consolidated			Same-Store
	2009	2008	% Change	2009	2008	% Change
Number of hospitals (at end of period)	122	119		119	119
Licensed beds (at end of period)	18,140	17,411		17,348	17,411
Beds in service (at end of period)	15,897	15,194		15,200	15,194
Admissions	171,648	165,051	4.0%	164,171	165,051	-0.5%
Adjusted admissions	317,175	299,156	6.0%	303,862	299,156	1.6%
Patient days	733,571	700,360		694,366	700,360
Average length of stay (days)	4.3	4.2		4.2	4.2
Occupancy rate (average beds in service)	50.1%	50.1%		49.6%	50.1%
Net operating revenues	$3,091,146	$2,781,078	11.1%	$2,984,043	$2,780,451	7.3%
Net inpatient revenue as a % of total net operating revenues	50.4%	50.6%		50.2%	50.6%
Net outpatient revenue as a % of total net operating revenues	47.3%	47.5%		47.6%	47.5%
Income from operations (h)	$284,956	$253,777	12.3%	$283,211	$253,221	11.8%
Income from operations as a % of net operating revenues	9.2%	9.1%		9.5%	9.1%

Depreciation and amortization	$144,645	$125,873		$139,731	$125,873

Equity in earnings of unconsolidated affiliates	$(4,820)	$(9,985)		$(4,706)	$(9,982)

Liquidity Data:
Adjusted EBITDA (e)	$434,421	$389,635	11.5%
Adjusted EBITDA as a % of net operating revenues	14.1%	14.0%

Net cash provided by operating activities	$175,669	$372,225

Net cash provided by operating activities as a % of net operating revenues	5.7%	13.4%

For footnotes, see pages 10, 11 and 12.
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CYH Announces Fourth Quarter 2009 Results

February 17, 2010
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (b)(c)(d)
($ in thousands)
(Unaudited)

	For The Year Ended December 31,
	Consolidated			Same-Store
	2009	2008	% Change	2009	2008	% Change
Number of hospitals (at end of period)	122	119		119	119
Licensed beds (at end of period)	18,140	17,411		17,348	17,411
Beds in service (at end of period)	15,897	15,194		15,200	15,194
Admissions	692,569	668,526	3.6%	658,215	668,526	-1.5%
Adjusted admissions	1,275,888	1,207,756	5.6%	1,215,606	1,207,750	0.7%
Patient days	2,937,194	2,835,795		2,768,470	2,835,795
Average length of stay (days)	4.2	4.2		4.2	4.2
Occupancy rate (average beds in service)	51.3%	52.3%		51.1%	52.3%
Net operating revenues	$12,107,613	$10,919,095	10.9%	$11,556,401	$10,917,362	5.9%
Net inpatient revenue as a % of total net operating revenues	50.1%	50.2%		49.7%	50.2%
Net outpatient revenue as a % of total net operating revenues	47.6%	47.5%		48.0%	47.5%
Income from operations (f)(h)	$1,068,665	$971,880	10.0%	$1,078,969	$969,737	11.3%
Income from operations as a % of net operating revenues	8.8%	8.9%		9.3%	8.9%

Depreciation and amortization	$566,211	$499,386		$545,408	$499,386

Equity in earnings of unconsolidated affiliates	$(36,521)	$(42,063)		$(36,145)	$(43,777)

Liquidity Data:
Adjusted EBITDA (e)	$1,671,397	$1,513,329	10.4%
Adjusted EBITDA as a % of net operating revenues	13.8%	13.9%

Net cash provided by operating activities	$1,076,429	$1,056,581

Net cash provided by operating activities as a % of net operating revenues	8.9%	9.7%

For footnotes, see pages 10, 11 and 12.
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CYH Announces Fourth Quarter 2009 Results

February 17, 2010
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (a)
(in thousands, except share data)
(Unaudited)

	December 31,	December 31,
	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$344,541	$220,655
Patient accounts receivable, net of allowance for doubtful accounts of $1,417,188 and $1,111,131 at December 31, 2009, and December 31, 2008, respectively	1,617,903	1,625,470
Supplies	302,609	275,696
Prepaid income taxes	45,414	92,710
Deferred income taxes	80,714	91,875
Prepaid expenses and taxes	89,475	73,792
Other current assets	194,339	224,852

Total current assets	2,674,995	2,605,050

Property and equipment	7,787,256	7,110,357
Less accumulated depreciation and amortization	(1,655,010)	(1,215,952)

Property and equipment, net	6,132,246	5,894,405

Goodwill	4,157,927	4,166,091

Other assets, net	1,056,304	1,152,708

Total assets	$14,021,472	$13,818,254

LIABILITIES
Current liabilities
Current maturities of long-term debt	$66,470	$33,904
Accounts payable	428,565	532,595
Deferred income taxes	28,397	6,740
Accrued interest	145,201	153,234
Accrued liabilities	789,163	782,944

Total current liabilities	1,457,796	1,509,417

Long-term debt	8,844,638	8,938,185

Deferred income taxes	475,812	460,793

Other long-term liabilities	858,952	888,557

Total liabilities	11,637,198	11,796,952

Redeemable noncontrolling interests in equity of consolidated subsidiaries (a)	368,857	348,816

EQUITY
Community Health Systems, Inc. stockholders’ equity
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 94,013,537 shares issued and 93,037,988 shares outstanding at December 31, 2009, and 92,483,166 shares issued and 91,507,617 shares outstanding at December 31, 2008	940	925
Additional paid-in capital	1,158,359	1,136,108
Treasury stock, at cost, 975,549 shares at December 31, 2009 and December 31, 2008	(6,678)	(6,678)
Accumulated other comprehensive loss	(221,385)	(295,575)
Retained earnings	1,019,399	776,249

Total Community Health Systems, Inc. stockholders’ equity	1,950,635	1,611,029
Noncontrolling interests in equity of consolidated subsidiaries (a)	64,782	61,457

Total equity	2,015,417	1,672,486

Total liabilities and equity	$14,021,472	$13,818,254

For footnotes, see pages 10, 11 and 12.

CYH Announces Fourth Quarter 2009 Results

February 17, 2010
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Year Ended
	December 31,
	2009	2008
Cash flows from operating activities
Net income	$306,377	$252,734
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	566,543	506,694
Deferred income taxes	34,268	159,870
Stock-based compensation expense	44,501	52,105
Loss (gain) on sale of hospitals and partnership interest, net	405	(17,687)
Income tax payable increase (excess tax benefit) relating to stock-based compensation	3,472	(1,278)
Gain on early extinguishment of debt	(2,385)	(2,525)
Impairment of long-lived and other assets	12,477	5,000
Other non-cash expenses, net	22,870	3,577
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	58,390	(49,578)
Supplies, prepaid expenses and other current assets	(34,535)	(34,397)
Accounts payable, accrued liabilities and income taxes	86,098	119,869
Other	(22,052)	62,197

Net cash provided by operating activities	1,076,429	1,056,581

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(263,773)	(161,907)
Purchases of property and equipment	(576,888)	(692,233)
Proceeds from disposition of hospitals and other ancillary operations	89,514	365,636
Proceeds from sale of property and equipment	4,019	13,483
Increase in other non-operating assets	(120,054)	(190,450)

Net cash used in investing activities	(867,182)	(665,471)

Cash flows from financing activities
Proceeds from exercise of stock options	12,759	1,806
(Income tax payable increase) excess tax benefit relating to stock-based compensation	(3,472)	1,278
Deferred financing costs	(82)	(3,136)
Stock buy-back	—	(90,188)
Proceeds from noncontrolling investors in joint ventures	29,838	14,329
Redemption of noncontrolling investments in joint ventures	(7,268)	(77,587)
Distributions to noncontrolling investors in joint ventures	(58,963)	(46,890)
Borrowings under credit agreement	200,000	131,277
Repayments of long-term indebtedness	(258,173)	(234,918)

Net cash used in financing activities	(85,361)	(304,029)

Net change in cash and cash equivalents	123,886	87,081
Cash and cash equivalents at beginning of period	220,655	133,574

Cash and cash equivalents at end of period	$344,541	$220,655

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CYH Announces Fourth Quarter 2009 Results

February 17, 2010
Footnotes to Financial Statements
(a)	On January 1, 2009, the Company adopted revisions to U.S. generally accepted accounting principles (U.S. GAAP) related to consolidations, the provisions of which, among other things, require that minority interests be renamed noncontrolling interests and that a company present a consolidated net income measure that includes the amounts attributable to both the controlling and noncontrolling interests for all periods presented. The following table provides information needed to calculate income per share which is adjusted for noncontrolling interests.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Income from continuing operations attributable to Community
Health Systems, Inc. common stockholders:
Income from continuing operations, net of tax	$84,126	$61,973	$304,805	$233,727
Less: Income from continuing operations attributable to noncontrolling interests, net of taxes	19,038	9,876	62,872	34,902

Income from continuing operations attributable to Community
Health Systems, Inc. common stockholders — basic and diluted	$65,088	$52,097	$241,933	$198,825

Income (loss) from discontinued operations attributable to Community
Health Systems, Inc. common stockholders:
Income from discontinued operations, net of tax	$—	$8,383	$1,572	$19,007
Less: Income (loss) from discontinued operations attributable to noncontrolling interests, net of taxes	—	580	355	(472)

Income from discontinued operations attributable to Community
Health Systems, Inc. common stockholders — basic and diluted	$—	$7,803	$1,217	$19,479

For the balance sheet presentation, U.S. GAAP requires that minority interests be renamed noncontrolling interests and that a company present such noncontrolling interests as a component of equity for all periods presented, except for the redeemable noncontrolling interests, which are presented as a component of mezzanine equity.

(b)	Continuing operating results exclude discontinued operations for all periods presented, as applicable.

(c)	On March 31, 2009, the Company completed the settlement of all pending litigation that resulted in the conveyance by two of the Company’s indirect subsidiaries of their 80% partnership interest in the partnership that owns Presbyterian Hospital of Denton located in Denton, Texas, to the minority partner of that partnership for approximately $100 million. For 2008, the Denton, Texas, hospital had net operating revenues of approximately $150 million with an EBITDA margin in the double digits. This hospital is included in discontinued operations for all applicable periods presented.

(d)	During the second quarter 2009, the Company made the decision to retain a hospital and related businesses previously classified as being held for sale. Results of operations, assets and liabilities and cash flows for this retained hospital and related businesses are reported as continuing operations for all periods presented.

(e)	EBITDA consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, gain/loss from early extinguishment of debt and net income attributable to noncontrolling interests. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with U.S GAAP. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Footnotes continued on the next page.
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CYH Announces Fourth Quarter 2009 Results

February 17, 2010
Footnotes to Financial Statements (Continued)
The following table reconciles adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the condensed consolidated financial statements for the three months and year ended December 31, 2009 and 2008 (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Adjusted EBITDA	$434,421	$389,635	$1,671,397	$1,513,329
Interest expense, net	(161,755)	(167,632)	(648,964)	(652,468)
Provision for income taxes	(31,418)	(33,010)	(141,325)	(125,273)
Income (loss) from operations of hospitals sold and hospitals held for sale, net of taxes	—	8,383	1,977	9,427
Other non-cash expenses, net	53,036	170,876	105,443	213,475
Net changes in operating assets and liabilities, net of effects of acquisitions	(118,615)	3,973	87,901	98,091

Net cash provided by operating activities	$175,669	$372,225	$1,076,429	$1,056,581

(f)	Included in income from continuing operations for the year ended December 31, 2009, is a gain from early extinguishment of debt of $2.4 million with an after-tax impact of $1.5 million related to the repurchases on the open market and cancellation of $126.5 million of Senior Notes and the early payment of $110.4 million of term loans under the Company’s Credit Facility. Included in income from continuing operations for the year ended December 31, 2008, is a gain from early extinguishment of debt of $2.5 million with an after-tax impact of $1.6 million related to the repurchases on the open market and cancellation of $110 million of Senior Notes and an unrelated pre-tax gain of $5.7 million with an after-tax impact of $3.5 million from the sale of some excess land previously held by the Company.

(g)	Included in discontinued operations for the applicable periods are the following:
•	Presbyterian Hospital of Denton (255 licensed beds) located in Denton, Texas, which was conveyed to the noncontrolling partner on March 31, 2009; and,

•	Russell County Medical Center (78 licensed beds) located in Lebanon, Virginia, nine hospitals with an aggregate total of 1,058 licensed beds located in Alabama, Arkansas, Missouri, Oregon and Tennessee, and one hospital located in the Republic of Ireland (122 licensed beds), all of which were sold during the first quarter of 2008.
(h)	Included in income from operations and income from continuing operations for the three months and year ended December 31, 2009, are the following non-same-store charges:
•	Pre-tax charges of $3.1 million and $6.7 million, respectively, related to acquisition costs required to be expensed pursuant to revised business combination accounting rules that became effective January 1, 2009; and,

•	Pre-tax charges of $1.5 million and $8.5 million, respectively, for system conversion costs related to conversion of Triad’s former IT systems to the Company’s IT system.
(i)	Income from continuing operations for the three months ended and the year ended December 31, 2009, reflects an impact on earnings from the following recorded in the three months ended December 31, 2009, as follows:

	Year Ended
	December 31, 2009
	After-Tax Gain
	(Loss) Impact (In	Gain (Loss)
	Millions)	Impact Per Share
• Impairment of long-lived and other assets	$(7,757)	$(0.08)
• Recognized anticipated tax benefit from adjustment and revaluation of deferred tax accounts	2,996	0.03

Combined Impact for 4th Quarter 2009	$(4,761)	$(0.05)

Footnotes continued on the next page.
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CYH Announces Fourth Quarter 2009 Results

February 17, 2010
Footnotes to Financial Statements (Continued)
(j)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Weighted-average number of shares outstanding — basic	91,178	91,515	90,615	93,372
Add effect of dilutive securities:
Stock awards and options	1,521	318	902	917

Weighted-average number of shares outstanding — diluted	92,699	91,833	91,517	94,289

(k)	Total per share amounts may not add due to rounding.
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CYH Announces Fourth Quarter 2009 Results

February 17, 2010
Regulation FD Disclosure
     The following table sets forth selected information concerning the Company’s updated projected consolidated operating results for the year ending December 31, 2010. These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. This guidance reaffirms the Company’s previous annual earnings guidance for 2010 provided on October 28, 2009, as modified to reflect certain changes as detailed in the guidance assumptions below. Also disclosed is additional detail concerning the earnings guidance, including the Company’s projection range for income from continuing operations per share by quarter for 2010. See page 15 for a list of factors that could affect the future results of the Company or the healthcare industry generally.
     The following is provided as guidance to analysts and investors:

	Updated 2010
	Projection
	Range
Net operating revenues (in millions)	$12,900	to	$13,200
Adjusted EBITDA (in millions)	$1,745	to	$1,775
Income from continuing operations per share — diluted	$2.85	to	$3.00
Same hospitals annual admissions/adjusted admissions growth	0.0%	to	2.0%
Weighted average diluted shares (in millions)	93	to	94
Acquisitions of new hospitals		2
Income from Continuing Operations Per Share — Diluted
1st quarter ending March 31	$0.70	to	$0.76
2nd quarter ending June 30	$0.70	to	$0.74
3rd quarter ending September 30	$0.70	to	$0.74
4th quarter ending December 31	$0.75	to	$0.76
The following assumptions were used in developing the 2010 guidance provided above:
•	Projected 2010 same hospital annual admissions/adjusted admissions growth does not take into account service closures and other unusual events.
•	Expressed as a percentage of net operating revenues, the provision for bad debts is projected to be approximately 12.4% to 12.8% for 2010. These percentages may vary depending on changes in payor mix.
•	Expressed as a percent of net operating revenues, depreciation and amortization is projected to be approximately 4.6% to 4.8% for 2010; however, this is a fixed cost and the percentages may vary as revenue varies. Excludes possible impact of any future fair-value adjustments to investments and hospital fixed assets.
•	2010 projection assumes an estimate of $0.03 to $0.04 per share (diluted) of acquisition costs will be expensed pursuant to revised business combination accounting rules that became effective January 1, 2009.
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CYH Announces Fourth Quarter 2009 Results

February 17, 2010
•	For the purpose of providing interest expense guidance, the Company assumes that the borrowing rate under the Company’s $7.2 billion Senior Secured Credit Facility for 2010 will remain relatively stable with the rates existing currently, particularly since the Company is a party to interest rate swap agreements (with original maturities equal to or greater than 2 years) in an amount equal to approximately 90% of our outstanding debt. These swap agreements limit the effect of changes in interest rates. Based on these assumptions, expressed as a percentage of net operating revenues, interest expense is projected to be approximately 5.0% to 5.3% of net revenue guidance for 2010; however, these percentages will vary as revenue and interest rates vary. No new financing is currently anticipated.
•	On December 9, 2009, the Company adopted a new open market repurchase program for up to three million shares of the Company’s common stock, not to exceed $100 million in purchases. The repurchase program will conclude at the earlier of three years or when the maximum number of shares has been repurchased or the maximum dollar amount has been reached. No significant share purchases have been assumed for 2010.
•	Expressed as a percentage of net operating revenues, equity in earnings of unconsolidated affiliates is projected to be approximately 0.3% to 0.4% for 2010.
•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests is projected to be approximately 0.5% to 0.7% for 2010.
•	Expressed as a percentage of income from continuing operations before income taxes, provision for income tax is projected to be approximately 31.0% to 34.0% for 2010. The income tax projection includes possible additional unrecognized tax benefits and tax revaluations that may be recognized prior to the end of 2010.
•	Capital expenditures, excluding any significant information system upgrades that may be made related to electronic health records, is projected as follows (in millions):

2010
Guidance

Total	$650	to	$750
•	Net cash provided by operating activities are projected as follows (in millions):

2010
Guidance

Total	$1,000	to	$1,100
•	The Company’s guidance does not take into account resolution of certain pending government investigations and lawsuits.
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CYH Announces Fourth Quarter 2009 Results

February 17, 2010
     The projections set forth in this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this filing.
These factors include, among other things:
•	general economic and business conditions, both nationally and in the regions in which we operate;

•	legislative proposals for healthcare reform and universal access to healthcare coverage;

•	risks associated with our substantial indebtedness, leverage, and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and Federal and State False Claims Act litigation;

•	our ability, where appropriate, to enter into and maintain managed care provider arrangements and the terms of these arrangements;

•	changes in, or the failure to comply with, managed care provider contracts could result in disputes and changes in reimbursement that could be applied retroactively;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	increases in the amount and risk of collectability of patient accounts receivable;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, without significant employment costs, qualified personnel, key management, physicians, nurses and other health care workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities;

•	our ability to successfully acquire additional hospitals and complete the sale of hospitals held for sale;

•	our ability to successfully integrate any acquired hospitals or to recognize expected synergies from such acquisitions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs; and

•	the other risk factors set forth in our public filings with the Securities and Exchange Commission.
     The consolidated operating results for the quarter and year ended December 31, 2009, are not necessarily indicative of the results that may be experienced for any such future period or for any future year, including 2010.
     The Company cautions that the projections for calendar year 2010 set forth in this press release are given as of the date hereof based on currently available information. The Company is not undertaking any obligation to update these projections as conditions change or other information becomes available.
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